Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement File No. 333-02769, File No. 333-35501 and 333-46043 of Dominion Resources, Inc. on Form S-3 and Registration Statement File No. 33-62705, File No. 333-02733, File No. 333-09167 File No. 333-25587 and File No. 333-42553 of Dominion Resources, Inc. on Forms S-8 of our report dated February 9, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Richmond, Virginia
March   , 1998